Exhibit 99.1

Horizon Technology Finance Provides Second Quarter 2025 Portfolio Update

-      HRZN Originates $59.7 Million of New Loans in Q2 -

-      HRZN Ends Quarter with Committed Backlog of $149.0 Million -

Farmington, Connecticut – July 9, 2025 – Horizon Technology Finance Corporation (NASDAQ: HRZN) (“HRZN” or “Horizon”), an affiliate of Monroe Capital, and a leading specialty finance company that provides capital in the form of secured loans to venture capital and private equity-backed companies and publicly traded companies in the technology, life science, healthcare information and services, and sustainability industries, today provided its portfolio update for the second quarter ended June 30, 2025 and an update on the lending platform (“Horizon Platform”) of Horizon Technology Finance Management LLC (“HTFM”), its investment adviser.

“We originated nearly $60 million of new, high-quality loans during the quarter despite a challenging macro environment,” said Mike Balkin, Chief Executive Officer of Horizon and HTFM. “We also experienced $79.8 million of loan payoffs, producing accelerated income and prepayment fees for HRZN. With a committed backlog of $149.0 million of debt investments as of June 30, as well as our renewed focus on leveraging Monroe Capital’s broader capabilities to make additional investments, we believe HRZN is well positioned to enter a new phase of growth and deliver additional value to its shareholders.”

Second Quarter 2025 Portfolio Update

Originations

During the second quarter of 2025, HRZN funded a total of $59.7 million of loans and $0.1 million of equity, as follows:

●

$26.5 million to an existing portfolio company, a developer of innovative medical devices and therapies to address the evolving needs of interventional specialists, a portion of which was used to prepay an existing $17.5 million loan from HRZN.

●	$15.0 million to a new portfolio company, a provider of test-prep programs and services for districts and schools.
●	$10.0 million to an existing portfolio company, a developer of an innovative implantable system for people with disabling mechanical chronic lower back pain.
●	$5.0 million to a new portfolio company, a provider of flexible and cost-effective mobile electric vehicle (EV) charging solutions to EV fleets across the country.
●	$2.0 million to an existing portfolio company, a developer of a software solution that centralizes maintenance, inspection and inventory management for property operations.
●	$1.0 million to an existing affiliated portfolio company, an operator of conservation memorial forests that offer sustainable alternatives to cemeteries.
●	$0.1 million to an existing portfolio company, Swift Health Systems, Inc. (dba InBrace), a developer of teeth straightening technology that provides an alternative to traditional braces and aligners.
●

$0.1 million of equity to an existing portfolio company, Emalex Biosciences, Inc., a clinical-stage biopharmaceutical company focused on developing treatments for central nervous system movement disorders and fluency disorders.

Liquidity Events and Partial Paydowns

HRZN experienced liquidity events from seven portfolio companies in the second quarter of 2025, consisting of principal prepayments of $79.8 million and $0.8 million of equity and warrant proceeds, compared to $68.1 million of principal prepayments during the first quarter of 2025:

●	In April, a portfolio company paid its outstanding principal balance of $5.0 million on its venture loan, plus interest and end-of-term payment. HRZN continues to hold warrants in the company.
●

In April, a portfolio company paid its outstanding principal balance of $12.4 million on its venture loan, plus interest, end-of-term payment and prepayment fee. HRZN continues to hold warrants in the company.

●	In April, HRZN sold its equity investment in a portfolio company for gross proceeds of $0.2 million.
●

In May, a portfolio company prepaid its outstanding principal balance of $5.9 million on its venture loan, plus interest, end-of-term payment and prepayment fee. HRZN continues to hold warrants in the company.

●

In June, a portfolio company prepaid its outstanding principal balance of $29.0 million on its venture loan, plus interest, end-of-term payment and prepayment fee. HRZN continues to hold warrants in the company.

●

In June, Fictiv, Inc. (“Fictiv”) was acquired by MISUMI Group Inc. and prepaid its outstanding principal balance of $10.0 million on its venture loan, plus interest, end-of-term payment and prepayment fee. HRZN also received proceeds totaling $0.6 million from the redemption of warrants it held in Fictiv.

●

In June, with the proceeds of a new loan from Horizon, as noted above, a portfolio company paid its outstanding principal balance of $17.5 million on its venture loan, plus interest, end-of-term payment and prepayment fee. HRZN continues to hold warrants in the company.

HRZN also received prepayments of principal from one portfolio company in the aggregate amount of $0.5 million during the second quarter of 2025, compared to $0.2 million of prepayments of principal during the first quarter of 2025.

Principal Payments Received

During the second quarter of 2025, HRZN received regularly scheduled principal payments on investments totaling $15.7 million, compared to regularly scheduled principal payments totaling $11.2 million during the first quarter of 2025.

Commitments

During the quarter ended June 30, 2025, HRZN closed new loan commitments totaling $66.2 million to five companies, compared to new loan commitments of $121.8 million to seven companies in the first quarter of 2025.

Pipeline and Term Sheets

As of June 30, 2025, HRZN’s unfunded loan approvals and commitments (“Committed Backlog”) were $149.0 million to 16 companies. This compares to a Committed Backlog of $235.5 million to 19 companies at HRZN as of March 31, 2025. HRZN’s portfolio companies have discretion whether to draw down such commitments and the right of a portfolio company to draw down its commitment is often subject to achievement of specific milestones and other conditions to borrowing. Accordingly, there is no assurance that any or all of these transactions will be funded by HRZN.

During the quarter, HTFM received signed term sheets that are in the approval process, which may result in the Horizon Platform providing up to an aggregate of $40.0 million of new debt investments. These opportunities are subject to underwriting conditions including, but not limited to, the completion of due diligence, negotiation of definitive documentation and investment committee approval, as well as compliance with HTFM’s allocation policy. Accordingly, there is no assurance that any or all of these transactions will be completed or funded by HRZN.

Warrant and Equity Portfolio

As of June 30, 2025, HRZN held a portfolio of warrant and equity positions in 99 portfolio companies, including 86 private companies, which provides the potential for future additional returns to HRZN’s shareholders.

About Horizon Technology Finance

Horizon Technology Finance Corporation (NASDAQ: HRZN), externally managed by Horizon Technology Finance Management LLC, an affiliate of Monroe Capital, is a leading specialty finance company that provides capital in the form of secured loans to venture capital and private equity-backed companies and publicly traded companies in the technology, life science, healthcare information and services, and sustainability industries. The investment objective of Horizon is to maximize its investment portfolio’s return by generating current income from the debt investments it makes and capital appreciation from the warrants it receives when making such debt investments. Horizon is headquartered in Farmington, Connecticut, with a regional office in Pleasanton, California, and investment professionals located throughout the U.S. Monroe Capital is a premier asset management firm specializing in private credit markets across various strategies, including direct lending, technology finance, venture debt, opportunistic, structured credit, real estate and equity. To learn more, please visit horizontechfinance.com.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in the Company’s filings with the Securities and Exchange Commission. Horizon undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Contacts:

Investor Relations:

ICR

Garrett Edson

ir@horizontechfinance.com

(646) 200-8885

Media Relations:

ICR

Chris Gillick

HorizonPR@icrinc.com

(646) 677-1819